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                                                                    Exhibit 5.1

                          Ehrenreich Eilenberg & Krause
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700

                                                               November 7, 2003

Consumers Financial Corporation
132 Spruce Street
Cedarhurst, New York 11516


         Re: Registration Statement on Form S-8 Relating to 140,000 shares of Common Stock issued to a Consultant

Gentlemen:

         We are special counsel to Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 140,000 shares of Common Stock issued to a consultant pursuant to the terms and provisions of a certain Consulting Agreement dated as of July 2, 2003, by and between the Company and Stephen J. Burns (the "Consultant Shares").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, resolutions of the Board of Directors of the Company relating to the proposed registration and issuance of the Consultant Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinion hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Consultant Shares have been validly authorized, and when issued and paid for in the manner contemplated in the Consulting Agreement, will be legally issued, fully paid and non-assessable, provided, however, that the payment therefor is in any event not less than the par value of the Consultant Shares so issued.

         Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any other jurisdiction other than the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,


                                       /s/ Ehrenreich Eilenberg & Krause, LLP
                                       Ehrenreich Eilenberg & Krause, LLP